PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Fourteen Series of Limited Recourse Obligations

Totaling $1,879,680

Dated: November 12, 2018

This Post-Qualification Offering Circular Amendment No. 31 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $1,879,680 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225. Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$83,260	N/A	$83,260	N/A
Total Maximum	$1,879,680	N/A	$1,879,680	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.
2.	Post-Qualification Amendment No. 6 to the Offering Circular.
3.	Semi Annual Report on Form 1-SA

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA for which we are offering fourteen separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal

66 Avalon Street, Highland Park, MI, 48203	$83,260
8392 Beechwood Trace, Riverdale, GA, 30274	83,750
139 Burton Wells Road, Beaufort, SC, 29906	93,960
3215 Sunnyford Lane, Lithonia, GA, 30038	97,940
1105 Drexel Drive, Birmingham, AL, 35209	111,540
7315 South Emerald Avenue, Chicago, IL, 60621	113,510
420 Walnut Street, Audubon, NJ, 08106	115,450
1322 E 36th Street, Cypress, TX, 77022	118,480
130 Sunshine Lane, Spartanburg, SC, 29301	142,550
3199 Georgian Woods Circle, Decatur, GA, 30034	144,030
636 Lakeview Drive, White Lake, MI, 48386	153,780
3309 Post Street, Jacksonville, FL, 32205	160,240
117 Edgewood Road, Chester, MD, 21619	209,910
1265 Oak Grove Ave Se, Atlanta, GA, 30316	251,280
Total	$1,879,680

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-269.

PROJECT SUMMARIES FOR PQA NO. 31

PROJECT SUMMARY | 66 AVALON STREET, HIGHLAND PARK, MI 48203

C



BORROWER

Evergreen United LLC
Shannon M. Holcomb - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	59.05%	$83,260	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$83,260	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$141,000
$37,490
Total Project Costs
$103,510
GROUNDFLOOR
$83,260
$20,250
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$12,200	Loan To ARV	59.0%
Purchase Date	10/23/2018	Loan To Total Project Cost	77.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$141,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 66 AVALON STREET, HIGHLAND PARK, MI 48203

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 23, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

EVERGREEN UNITED LLC

DATE OF FORMATION ★
07/20/2018

FINANCIAL DATA
Reporting date: 09/30/18

PROJECTS / REVENUE
Reporting period: 2017

Value of Properties	Total Debt	Completed Projects	Revenue
$0	$0	0	$0

Unsold Inventory	Aged Inventory	Gross Margin %
0	0	N/A

PRINCIPAL

Shannon M. Holcomb

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 8392 BEECHWOOD TRACE, RIVERDALE, GA 30274

D



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
13%	12 months	64.97%	$83,750	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$83,750	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Bryant Pro Capital LLC
Demarco Bryant - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$128,900
$27,927
Total Project Costs
$100,973
GROUNDFLOOR
$83,750
$17,223
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$64,000	Loan To ARV	65.0%
Purchase Date	10/30/2018	Loan To Total Project Cost	80.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$128,900

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 8392 BEECHWOOD TRACE, RIVERDALE, GA 30274

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 30, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BRYANT PRO CAPITAL LLC

DATE OF FORMATION ★

01/10/2018

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Demarco Bryant

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$140.3K	5 months	$76K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 139 BURTON WELLS ROAD, BEAUFORT, SC 29906

B



BORROWER

Reef Point Properties, LLC
Jonathan Cameron - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
9%	12 months	60.62%	$93,960	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$93,960	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$155,000
$46,805
Total Project Costs
$108,195
GROUNDFLOOR
$93,960
$14,235
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$55,000	Loan To ARV	60.6%
Purchase Date	09/27/2018	Loan To Total Project Cost	83.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	5	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$155,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Burton Wells Dog Park
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Address: 139 BURTON WELLS ROAD, BEAUFORT, SC 29906

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on October 19, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $55,000. The Borrower intends to use $40,765 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $14,235 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

REEF POINT PROPERTIES, LLC

DATE OF FORMATION ★
11/09/2017

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$55K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
1	$345K	23.91%

PRINCIPAL
Jonathan Cameron

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$263.3K	6 months	$174.3K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3215 SUNNYFORD LANE, LITHONIA, GA 30038



C

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10.2%	12 months	51.55%	$97,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$97,940	Monthly payment - interest returned monthly, principal due at maturity.

BORROWER

Easy Way Properties LLC
Robbie Moore - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$190,000
$33,750
Total Project Costs
$156,250
GROUNDFLOOR
$97,940
$58,310
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$117,000	Loan To ARV	51.5%
Purchase Date	01/29/2015	Loan To Total Project Cost	62.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
6
10
Quality of Valuation Report
4
4
Skin-in-the-Game
8
10
Location
4
8
Borrower Experience
1
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$190,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Thompson Mill Rd
Rock Springs Rd
Sunnyford Ln
Miller Rd
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Address: 3215 SUNNYFORD LANE, LITHONIA, GA 30038

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on October 30, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The property was purchased for $117,000. The Borrower intends to use $58,690 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $58,310 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

EASY WAY PROPERTIES LLC

DATE OF FORMATION ★

07/27/2018

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$117K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Robbie Moore

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1105 DREXEL DRIVE, BIRMINGHAM, AL 35209 A Rate Projected Term Loan to ARV Loan Amount Investors 6.9% 12 months 38.46% $111,540 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $111,540 Monthly payment - interest returned monthly, principal due at maturity. BORROWER Heritage Holding Company, LLC. Anthony Oddo Jr. - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $290,000 $56,250 Total Project Costs $233,750 GROUNDFLOOR $111,540 $122,210 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $155,000 Loan To ARV 38.5% Purchase Date 09/19/2018 Loan To Total Project Cost 47.2% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 7 10 Quality of Valuation Report 4 4 Skin-in-the-Game 10 10 Location 7 8 Borrower Experience 1 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $290,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1105 DREXEL DRIVE, BIRMINGHAM, AL 35209 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to begin renovation of this property on October 23, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or, “our,”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Principal has not undertaken any project in the past. As such, the Principal’s experience, average revenue, costs, and margins connot be calculated. The Borrower has not completed any project since inception. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. HERITAGE HOLDING COMPANY, LLC. DATE OF FORMATION* 08/16/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $155K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Anthony Oddo Jr. FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 0 $0 On Time Repayment Average Project Time Average Total Project Costs N/A 0 months $0 THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-274

PROJECT SUMMARY | 7315 SOUTH EMERALD AVENUE, CHICAGO, IL 60621 B Rate Projected Term Loan To ARV Loan Amount Investors 9% 12 months 58.8% $113,510 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $113,510 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER My 3 Sons LLC Myles Odum - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $215,000 $89,894 Total Project Costs $125,106 GROUNDFLOOR $113,510 $11,596 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $45,000 Loan To ARV 52.8% Purchase Date 01/08/2013 Loan To Total Project Cost 88.3% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $215,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 7315 SOUTH EMERALD AVENUE, CHICAGO, IL 60621 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to begin renovation of this property on October 19, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not completed any project since inception. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. The property was purchased for $45,000. The Borrower intends to use $33,404 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a “Skin-in-the-Game” score for the remaining $11,596 that is tied up in the project after completion of our loan. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. MY 3 SONS LLC DATE OF FORMATION* 06/22/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $45K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Myles Odum FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 4 $100.8K On Time Repayment Average Project Time Average Total Project Costs N/A 12 months $68K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-275

PROJECT SUMMARY | 420 WALNUT STREET, AUDUBON, NJ 08106 C Rate Projected Term Loan To ARV Loan Amount Investors 11% 12 months 46.18% $115,450 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $115,450 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER JKS Homes LLC Howard Evans - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $250,000 $75,750 Total Project Costs $147,250 GROUNDFLOOR $115,450 $58,800 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $115,500 Loan To ARV 46.2% Purchase Date 10/23/2018 Loan To Total Project Cost 65.3% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 6 10 Quality of Valuation Report 4 4 Skin-in-the-Game 6 10 Location 4 8 Borrower Experience 1 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $250,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 420 WALNUT STREET, AUDUBON, NJ 08106 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on October 23, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is how in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower is a new entity and does not have any assets or operating history. The Principal has not undertaken any project in the past. As such, the Principal’s experience, average revenue, costs, and margins connot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. JKS HOMES LLC DATE OF FORMATION* 10/01/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Howard Evans FOCUS Buy & Hold GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 0 $0 On Time Repayment Average Project Time Average Total Project Costs N/A 0 months $0 THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-276

PROJECT SUMMARY | 1322 E 36TH STREET, CYPRESS, TX 77022

B



BORROWER

Curramba Enterprises LLC
Michael S Hollis Jr - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
9%	12 months	59.24%	$118,480	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$118,480	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$200,000
$51,265
Total Project Costs
$148,735
GROUNDFLOOR
$118,480
$30,255
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$80,000	Loan To ARV	59.2%
Purchase Date	10/26/2018	Loan To Total Project Cost	77.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$200,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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AMORRON
PARK 1
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Address: 1322 E 36TH STREET, CYPRESS, TX 77022

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 26, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

CURRAMBA ENTERPRISES LLC

DATE OF FORMATION ★
10/03/2018

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Michael S Hollis Jr

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$147K	11 months	$220K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 130 SUNSHINE LANE, SPARTANBURG, SC 29301

D



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
14%	12 months	64.8%	$142,550	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$142,550	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

BMD International LLC
Brigitte Dickerson - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$220,000
$35,153
Total Project Costs
$184,847
GROUNDFLOOR
$142,550
$42,297
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$98,000	Loan To ARV	64.8%
Purchase Date	10/29/2018	Loan To Total Project Cost	74.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$220,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 130 SUNSHINE LANE, SPARTANBURG, SC 29301

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 29, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- The Borrower has not completed any projects since inception. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BMD INTERNATIONAL LLC

DATE OF FORMATION ★
10/17/2017

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Brigitte Dickerson

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3199 GEORGIAN WOODS CIRCLE, DECATUR, GA 30034

C



BORROWER

LKL Capital Investments LLC
Latora Cook - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	69.58%	$144,030	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$144,030	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$207,000
$47,554
Total Project Costs
$159,446
GROUNDFLOOR
$144,030
$15,416
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$91,000	Loan To ARV	69.6%
Purchase Date	10/24/2018	Loan To Total Project Cost	87.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$207,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Georgian Woods Cir
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Address: 3199 GEORGIAN WOODS CIRCLE, DECATUR, GA 30034

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 24, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

LKL CAPITAL INVESTMENTS LLC

DATE OF FORMATION ★
09/26/2018

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Latora Cook

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$100K	2 months	$75K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 636 LAKEVIEW DRIVE, WHITE LAKE, MI 48386

C



BORROWER

REL TMS LLC
John Colley - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	69.9%	$153,780	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$153,780	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$220,000
$51,877
Total Project Costs
$168,123
GROUNDFLOOR
$153,780
$14,343
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$104,900	Loan To ARV	69.9%
Purchase Date	10/29/2018	Loan To Total Project Cost	88.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$220,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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Address: 636 LAKEVIEW DRIVE, WHITE LAKE, MI 48386

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 29, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

REL TMS LLC

DATE OF FORMATION ★
08/29/2017

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt
$58K	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
1	$128K

Gross Margin %
21.87%

PRINCIPAL
John Colley

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
2	1

On Time Repayment
100%

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
2	$98.9K

Average Project Time	Average Total Project Costs
12 months	$76.7K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3309 POST STREET, JACKSONVILLE, FL 32205

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	66.77%	$160,240	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$160,240	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Cloudstack LLC
Srikanth Basavanahally - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$240,000
$38,975
Total Project Costs
$201,025
GROUNDFLOOR
$160,240
$40,785
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$111,500	Loan To ARV	66.8%
Purchase Date	10/23/2018	Loan To Total Project Cost	77.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$240,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 3309 POST STREET, JACKSONVILLE, FL 32205

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 23, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

CLOUDSTACK LLC

DATE OF FORMATION ★

03/31/2017

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$810K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Srikanth Basavanahally

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$518.4K	6 months	$405K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 117 EDGEWOOD ROAD, CHESTER, MD 21619 B Rate Projected Term Loan to ARV Loan Amount Investors 9% 12 months 69.97% $209,910 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $209,910 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER MGF INVESTMENTS LLC Michael Ferguson Jr - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $300,000 $25,118 Total Project Costs $274,812 GROUNDFLOOR $209,910 $64,902 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $216,000 Loan To ARV 70.0% Purchase Date 10/23/2018 Loan To Total Project Cost 75.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 4 10 Location 5 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $300,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 117 EDGEWOOD ROAD, CHESTER, MD 21619 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plan to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase of this property on October 23, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” us,” or, “our,”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. MGF INVESTMENTS LLC DATE OF FORMATION* 05/21/2014 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $0 $0 1 $486K Unsold Inventory Aged Inventory Gross Margin% 0 0 32.92% PRINCIPAL Michael Ferguson Jr FOCUS Buy & Hold GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 2 $230.9K On Time Repayment Average Project Time Average Total Project Costs N/A 12 months $165K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-282

PROJECT SUMMARY | 1265 OAK GROVE AVE SE, ATLANTA, GA 30316 C Rate Projected Term Loan to ARV Loan Amount Investors 10.2% 12 months 70.78% $251,280 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $251,280 Monthly payment - interest returned monthly, principal due at maturity. BORROWER Phoenix Grant Corp Lakisha Grant- principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $355,000 $75,004 Total Project Costs $279,996 GROUNDFLOOR $251,280 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $225,000 Loan To ARV 70.8% Purchase Date 10/24/2018 Loan To Total Project Cost 88.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 5 8 Borrower Experience 3 5 Borrower Commitment 1 1 As Complete (ARV) $355,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1265 OAK GROVE AVE SE, ATLANTA, GA 30316 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plan to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase of this property on October 24, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” us,” or, “our,”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower is a new entity and does not have any assets or operating history. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 31 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. PHOENIX GRANT CORP DATE OF FORMATION* 07/08/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Lakisha Grant FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 2 $220K On Time Repayment Average Project Time Average Total Project Costs N/A 9 months $175K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-283

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10753	3.2	November 1, 2018

3.3	Preferred Stock Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	October 22, 2018

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.11	January 22, 2018

6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.12	January 22, 2018

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10753	11.1	March 22, 2018

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 12, 2018.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2018
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 12, 2018
Nick Bhargava

*	Director	November 12, 2018
Sergei Kouzmine

*	Director	November 12, 2018
Bruce Boehm

*	Director	November 12, 2018
Michael Olander Jr.

*	Director	November 12, 2018
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact